EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                                       OF
                                   ASPI, INC.



                                      Percentag     Country of
Name of Subsidiary                    Ownership     Incorporation
----------------------------------    ---------     ------------------------
Prestige Prime Office Limited*        100%          Hong Kong

Mega Action, Limited                  100%          British Virgin Islands
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*Acquired by ASPI on June 30, 2010.